Exhibit 3.1

ARTICLES OF INCORPORATION

1)	ENTITY NAME
ENERGYCONNECT, GROUP, INC.

2)	DESCRIPTION OF BUSINESS
551114 – Corporate, Subsidiary, and Regional Managing Offices

3)	MAILING ADDRESS
c/o Johnson Controls, Inc.
507 E. Michigan Street (M-4)
Milwaukee, WI 53201
USA

4)	NAME & ADDRESS OF REGISTERED AGENT
003292-27 – C T Corporation System
388 State Street
Suite 420
Salem, OR 97301
USA

5)	INCORPORATORS
Johnson Controls Holding Company, Inc.
2605 Fernbrook Lane N.
Plymouth MN 55447
USA
Authorized Signer: Valerie J Navin

6)	NUMBER OF SHARES
1000

7)	OPTIONAL PROVISIONS
None

By my signature, I declare as an authorized authority, that this filing has been examined by me and is, to the best of my knowledge and belief, true, correct, and complete. Making false statements in this document is against the law and may be penalized by fines, imprisonment, or both.

By typing my name in the electronic signature field, I am agreeing to conduct business electronically with the State of Oregon. I understand that transactions and/or signatures in records may not be denied legal effect solely because they are conducted, executed, or prepared in electronic form and that if a law requires a record or signature to be in writing, an electronic record or signature satisfies that requirement.

8)	ELECTRONIC SIGNATURES
Valerie J Navin – Power of Attorney

9) CONTACT NAME	DAYTIME PHONE NUMBER
Valerie Navin	414-524-4548